WARRANT NO.

                            WARRANT TO PURCHASE UNITS
                                       OF
                      DOUBLE EAGLE PETROLEUM AND MINING CO.

                        Warrant to Purchase 100,000 Units
                   (subject to adjustment as set forth herein)

                      Exercise Price $........... Per Unit
                   (subject to adjustment as set forth herein)

            VOID AFTER 3:00 P.M., DENVER, COLORADO, TIME,............


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the "Act") OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION FILED IN ACCORDANCE WITH THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.


     Double Eagle Petroleum and Mining Co., 777 Overland Trail, Casper, Wyoming, 82602 (the "Company"), hereby certifies that, for value received, Rocky Mountain Securities & Investments, Inc., 920 Hudson's Bay Centre, 1600 Stout Street, Denver, Colorado, 80202-3134 (the "Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time on or after ____________________________, but before 3:00 p.m., Denver time, on
____________________,  up to  100,000  units  ("Unit"  or  "Units"),  each  Unit consisting of one (1) share of the Company's $0.10 par value common stock ("Common Stock") and one (1) Common Stock Purchase Warrant ("Warrant" or "Warrants") at a purchase price of $ per Unit. The form of Common Stock Purchase Warrant agreed to by the parties is attached hereto as Exhibit A.

     The number and character of the securities purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any Warrants issued in substitution for or replacement of this Warrant, or any Warrants into which this Warrant may be divided or exchanged. The securities purchasable upon the exercise of this Warrant are hereinafter referred to as "Warrant Securities." Except as otherwise provided herein, the Warrant Securities shall be as described in the Company 's prospectus dated ____________________ ("Effective Date").

     This Warrant may be assigned, transferred, sold, offered for sale, or exercised by the Holder upon compliance with all the pertinent provisions hereof.

     1. Exercise of Warrant.

     (a) Subject to the other terms and conditions of this Warrant, the purchase rights evidenced by this Warrant may be exercised in whole or in part at any time, and from time to time, on or after ____________________, but before 3:00 p.m., Denver time, on ____________________, by the Holder's presentation and surrender of this Warrant to the Company at its principal office or at the office of the Company's stock transfer agent, if any, accompanied by a duly executed Notice of Exercise, in the form attached to and by this reference incorporated in this Warrant as Exhibit A, and by payment of the aggregate Exercise Price, in certified funds or a bank cashier's check, for the number of

Units specified in the Notice of Exercise. In the event this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Holder a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Units as to which this Warrant has not been exercised.

     (b) Upon receipt of this Warrant by the Company as described in  subsection
(a) above, the Holder shall be deemed to be the holder of record of the Warrant Securities issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Warrant Securities may not have been prepared or actually delivered to the Holder.

     2. Exchange, Assignment or Loss of Warrant.

     (a) This Warrant may not be sold, transferred, assigned or hypothecated until ____________________, except for (i) the sale, transfer, or assignment, in whole or in part, to or among the officers of Rocky Mountain Securities & Investments, Inc. and other securities broker-dealers which are members of the National Association of Securities Dealers, Inc. ("NASD") and which participated in the public offering of the Company's Units and the officers or partners of those NASD member firms, (ii) the transfer by operation of law as a result of the death of any transferee to whom all or a portion of this Warrant may be transferred, and (iii) the transfer to any successor to the business of Rocky Mountain Securities & Investments, Inc. All sales, transfers, assignments or hypothecations of this Warrant must be in compliance with Section 8 hereof. Any assignment or transfer of this Warrant shall be made by the presentation and surrender of this Warrant to the Company at its principal office or the office of its transfer agent, if any, accompanied by a duly executed Assignment Form, in the form attached to and by this reference incorporated in this Warrant as Exhibit B. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, containing the same terms and conditions as this Warrant, in the name of the new Holder or Holders as named in the Assignment Form, and this Warrant shall at that time be cancelled.

     (b) This Warrant, alone or with other Warrants containing substantially the same terms and conditions and owned by the same Holder, is exchangeable at the option of the Holder but at the Company's sole expense, at any time prior to its expiration either by its terms or by its exercise in full upon presentation and surrender to the Company at its principal office or at the office of its transfer agent, if any, for another Warrant or other Warrants, of different denominations but containing the same terms and conditions as this Warrant, entitling the Holder to purchase the same aggregate number of Warrant Securities that were purchasable pursuant to the Warrant or Warrants presented and surrendered. At the time of presentation and surrender by the Holder to the Company, the Holder also shall deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are to be issued to the Holder.

     (c) The Company will execute and deliver to the Holder a new Warrant containing the same terms and conditions as this Warrant upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, provided that (i) in the case of loss, theft, or destruction, the Company receives from the Holder a reasonably satisfactory indemnification, and (ii) in the case of mutilation, the Holder presents and surrenders this Warrant to the Company for cancellation. Any new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company regardless of whether the Warrant that was lost, stolen, destroyed, or mutilated shall be enforceable by anyone at any time.

     3. Adjustments: Stock Dividends, Reclassification, Reorganization, Merger and Anti-Dilution Provisions.

     (a) If the Company increases or decreases the number of its issued and outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of (i) the payment of a stock dividend or the making of any other distribution on such shares payable in its Common Stock,
(ii) a forward or reverse stock split or other subdivision of shares, (iii) a consolidation or combination involving its Common Stock, or (iv) a reclassification or recapitalization involving its Common Stock, then the Exercise Price in effect at the time of such action and the number of Warrant Securities purchasable pursuant to this Warrant at that time shall be proportionately adjusted so that the numbers, rights, and privileges relating to the Warrant Securities then purchasable pursuant to this Warrant shall be increased, decreased or changed in like manner, for the same aggregate purchase price as set forth in this Warrant, as if the Warrant Securities purchasable pursuant to this Warrant immediately prior to the event at issue had been issued, outstanding, fully paid and nonassessable at the time of that event. As an example, if the Company were to declare a two-for-one forward stock split or a 100 percent stock dividend, then the unpurchased number of Warrant Securities subject to this Warrant would be doubled and the Exercise Price for all unpurchased Warrant Securities would be reduced by 50 percent. These adjustments would result in the Holder's rights under this Warrant not being diluted by the stock split or stock dividend and the Holder paying the same aggregate exercise price.

     If the Company shall declare a dividend payable in money on its Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for purposes of this Warrant, be deemed to have been issued as a stock dividend.

     (b) If the Company pays or makes any dividend or other distribution upon its Common Stock payable in securities or other property, excluding money or the Company's Common Stock but including (without limitation) shares of any other class of the Company's stock or stock or other securities convertible into or exchangeable for shares of Common Stock or any other class of the Company's stock or other interests in the Company or its assets ("Convertible Securities"), a proportionate part of those securities or that other property shall be set aside by the Company and delivered to the Holder in the event that the Holder exercises this Warrant. The securities and other property then deliverable to the Holder upon the exercise of this Warrant shall be in the same ratio to the total securities and property set aside for the Holder as the number of Warrant Securities with respect to which the Warrant is then exercised is to the total Warrant Securities purchasable pursuant to this Warrant at the time the securities or property were set aside for the Holder.

     If the Company shall declare a dividend payable in money on its Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new shares of a class of stock (other than Common Stock), Convertible Securities, property or other interests from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of stock, Convertible Securities, property or other interests so issued or transferred shall, for purposes of this Warrant, be deemed to have been issued as a dividend or other distribution subject to this subsection (b).

     (c) If at any time the Company grants to its shareholders rights to subscribe pro rata for additional securities of the Company, whether Common Stock, Convertible Securities, or other classifications, or for any other securities, property or interests that the Holder would have been entitled to subscribe for if, immediately prior to such grant, the Holder had exercised this Warrant, then the Company shall also grant to the Holder the same subscription rights that the Holder would be entitled to if the Holder had exercised this Warrant in full immediately prior to such grant.

     (d) The Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by the exercise of this Warrant, to purchase for the aggregate Exercise Price described in this Warrant the kind and amount of shares of stock and other securities, and property and interests, as would be issued or payable with respect to or in exchange for the number of Warrant Securities of the Company that are then purchasable pursuant to this Warrant as if such Warrant Securities had been issued to the Holder immediately before the occurrence of any of the following events: (i) the reclassification, capital reorganization, or other similar change of outstanding shares of Common Stock of the Company, other than as described and provided for in subsection (a) above; (ii) the merger or consolidation of the Company with one or more other corporations or other entities, other than a merger with a subsidiary or affiliate pursuant to which the Company is the continuing entity and the outstanding shares of Common Stock, including the Warrant Securities purchasable pursuant to this Warrant, are not affected; or (iii) the spin-off of assets to a subsidiary or an affiliated entity, or the sale, lease, or exchange of a significant portion of the Company's assets, in a transaction pursuant to which the Company's shareholders of record are to receive securities or other interests in another entity. Any such provision made by the Company for adjustments with respect to this Warrant shall be as nearly equivalent to the adjustments otherwise provided for in this Warrant as is reasonably practicable. The foregoing provisions of this subsection (d) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of shares of Common Stock and to successive consolidations, mergers, spin-offs, sales, leases or exchanges. In the event that in any such reclassification, capital reorganization, change, consolidation, merger, spin-off, sale, lease or exchange additional shares of Common Stock are issued in exchange, conversion, substitution or payment, in whole or in part, for securities of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subsection (f) below, with the amount of the consideration received upon the issue to be determined in accordance with subsection (g) below.

     (e) If any sale, lease or exchange of all, or substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company (a "Termination of Business") shall be proposed, the Company shall deliver written notice to the Holder or Holders of this Warrant in accordance with Section 4 below as a condition precedent to the consummation of that Termination of Business. If the result of the Termination of Business is that shareholders of the Company are to receive securities or other interests of another entity, the provisions of subsection (d) above shall apply. However, if the result of the Termination of Business is that shareholders of the Company are to receive money or property other than securities or other interests in another entity, the Holder or Holders of this Warrant shall be entitled to exercise this Warrant prior to the consummation of the event at issue and, with respect to any Warrant Securities so purchased, shall be entitled to all of the rights of the other shareholders of Common Stock with respect to any distribution by the Company in connection with the Termination of Business. In the event no other entity is involved and subsection (d) does not apply, all purchase rights under this Warrant shall terminate at the close of business on the date as of which shareholders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with the Termination of Business; provided, that in no event shall that date be less than 30 days after delivery to the Holder or Holders of this Warrant of the written notice described above and in Section 4. If the termination of purchase rights under this Warrant is to occur as a result of the event at issue, a statement to that effect shall be included in that written notice.

     Notwithstanding anything herein to the contrary, in the event that Termination of Business is to occur prior to ________________, then provisions shall be made by the Company, by setting aside money or other assets to be distributed to shareholders in an amount sufficient for distribution to Holder or Holders of this Warrant as if the Warrant had been previously exercised, to ensure that the Holder or Holders of this Warrant will have an opportunity to participate in such distribution by exercising the Warrant within 90 days after its earliest exercise date. The Company will take no steps to dissolve the Company prior to such date.

     (f) If at any time or from time to time the Company should issue or sell any shares of Common Stock, including shares held in the Company's Treasury, without consideration or for a per share consideration less than the Exercise Price in effect immediately prior to the issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale shall be adjusted downward to equal (i) the per share consideration received by the Company upon the issuance or sale of its Common Stock, plus (ii) one-third of one percent of that per share consideration for each month remaining before this Warrant expires by its terms, including only complete months for purposes of this adjustment. Upon adjustment of the Exercise Price, the number of Warrant Securities purchasable pursuant to this Warrant shall also be adjusted to equal a number computed by (i) dividing the Exercise Price in effect immediately prior to such adjustment by the Exercise Price as adjusted, and (ii) multiplying the resulting quotient by the number of Warrant Securities purchasable pursuant to this Warrant immediately prior to such adjustment. For purposes of any computation to be made in accordance with the provisions of this subsection (f), the following provisions (A) through (D) shall be applicable:

          (A) In case the Company at any time shall issue options, rights or warrants to purchase shares of Common Stock, including shares held in the Company's Treasury, or shall issue any Convertible Securities, without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights, warrants or Convertible Securities, the Exercise Price and the number of Warrant Securities purchasable pursuant to this Warrant shall be adjusted in accordance with the provisions of this subsection (f). For purposes of this provision (A), (i) the aggregate maximum number of shares of Common Stock deliverable under such options, rights or warrants shall be considered to have been issued at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share of Common Stock provided for in the options, rights or warrants plus the consideration, if any, paid to the Company for such options, rights or warrants; and (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any Convertible Securities shall be considered to have been issued at the time such Convertible Securities were issued for a consideration equal to the consideration paid to the Company upon the issuance of those Convertible Securities.

          (B) No adjustment of the Exercise Price or the Warrant Securities purchasable pursuant to this Warrant shall be made in connection with the issuance or sale of Common Stock upon the exercise of options, rights or warrants, or upon the conversion of Convertible Securities.

          (C) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which is in money, the amount of the money consideration for those shares shall be deemed to be (i) the amount of money received by the Company for such shares, or (ii) if shares of Common Stock are offered by the Company for subscription, the subscription price, or (iii) if shares of Common Stock are sold to underwriters or dealers for a public offering without a subscription offering, the initial public offering price without deduction for any compensation paid or discount allowed in the sale, underwriting or purchase by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

          (D) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which is property, securities or interests other than money, the amount of consideration therefor other than money shall be deemed to be the fair market value of such consideration as determined in accordance with subsection (h) below.

     (g) Except as otherwise provided in this Section 3, upon any adjustment of the Exercise Price, the Holder shall be entitled to purchase, at the new Exercise Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of Warrant Securities purchasable pursuant to this Warrant immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to its adjustment and dividing the product so obtained by the new Exercise Price.

     (h) If consideration other than money is received by the Company upon the issuance or sale of Common Stock, Convertible Securities, or other securities or interests, the fair market value of such consideration, as reasonably determined by the Board of Directors of the Company, shall be used for purposes of any adjustment required by this Section 3. The fair market value of such consideration shall be determined as of the date of the adoption of the resolution of the Board of Directors of the Company that authorizes the transaction giving rise to the adjustment. In case of the issuance or sale of Common Stock, Convertible Securities, or other securities or interests in conjunction with the issuance or sale of other securities or property without a separate allocation of the purchase price, the Board of Directors of the Company shall reasonably determine an allocation of the consideration among the items being issued or sold. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance of that Common Stock for a consideration other than money immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive that Common Stock.

     The Company shall promptly deliver written notice of all such determinations by its Board of Directors to the Holder or Holders of this Warrant, and those determinations shall be final and binding on the Holder or Holders if, and only if, no Holder of this Warrant delivers written notice to the Company of an objection to a determination within 30 days after written notice of that determination is delivered to the Holder. If written notice of an objection is delivered to the Company and the parties cannot reconcile their dispute, the dispute shall be arbitrated pursuant to Section 15 below.

     (i) The provisions of this Section 3 shall apply to successive events that may occur from time to time but shall only apply to a particular event if it occurs prior to the expiration of this Warrant either by its terms or by its exercise in full.

         (j) Unless the context requires otherwise, whenever reference is made in this Section 3 to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean (i) the $0.10 par value common stock of the Company,
(ii) any other class of stock ranking on a parity with, and having substantially similar rights and privileges as the Company's $0.10 par value common stock, and
(iii) any Convertible Security convertible into either (i) or (ii). However, subject to the provisions of subsection (d) above, Warrant Securities issuable upon exercise of this Warrant shall include only shares of the common stock designated as $0.10 par value common stock of the Company as of the date of this Warrant and warrants to purchase such common stock.

     (k) For purposes of subsections (a), (b) and (f) above, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

     4. Notice to Holders. If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

     (i) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

     (ii) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

         (iii) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

         (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (v) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

         (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

        (ii) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

         (iii) if any matters referred to in the foregoing clauses (i) and (ii) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

     5. Officers' Certificate. Whenever the Exercise Price or the aggregate number of Warrant Securities purchasable pursuant to this Warrant shall be adjusted as required by the provisions of Section 3 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant. Each such officers' certificate shall be made available to the Holder or Holders of this Warrant for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of this Warrant. The officers' certificate described in this
Section 5 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder of this Warrant delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holder or Holders of this Warrant. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of Section 15 below. Failure to prepare or provide the officers' certificate shall not modify the parties' rights hereunder.

     6. Reservation of Warrant Securities. The Company hereby agrees that at all times prior to ____________________, it will have authorized and will reserve and keep available for issuance and delivery to the Holder that number of shares of its Common Stock that may be required from time to time for issuance and delivery upon the exercise of the then unexercised portion of this Warrant and all other similar Warrants then outstanding and unexercised and upon the exercise of any Warrant Securities.

     7. Common Stock Purchase Warrants Not Redeemable. The Common Stock Purchase Warrants issuable as part of the Units hereunder shall not be redeemable or subject to call, notwithstanding statements to the contrary in instruments representing said Common Stock Purchase Warrants.

     8. Registration Under the Securities Act of 1933.

     (a) If at any time prior to ____________________, (five years from the Effective Date), the Company files a registration statement with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), or pursuant to any other act passed after the date of this Agreement, which filing provides for the sale of securities by the Company to the public, or files a Regulation A Offering Statement under the Act, the Company shall offer to the Holder or Holders of this Warrant and the holders of any Warrant Securities the opportunity to register or qualify the Warrant (if prior to its expiration), Warrant Securities and any Warrant Securities underlying the unexercised portion of this Warrant, if any, at the Company's sole expense, regardless of whether the Holder or Holders of this Warrant or the holders of Warrant Securities or both may have previously availed themselves of any of the registration rights described in this Section 8; provided, however, that in the case of a Regulation A offering, the opportunity to qualify shall be limited to the amount of the available exemption after taking into account the securities that the Company wishes to qualify. Notwithstanding anything to the contrary, this subsection (a) shall not be applicable to a registration statement on Forms S-4, S-8 or their successors or any other inappropriate forms filed by the Company with the United States Securities and Exchange Commission.

     The Company shall deliver written notice to the Holder or Holders of this Warrant and to any holders of the Warrant Securities of its intention to file a registration statement or Regulation A Offering Statement under the Act at least 60 days prior to the filing of such registration statement or offering statement, and the Holder or Holders and holders of Warrant Securities shall have 30 days thereafter to request in writing that the Company register or qualify the Warrant, Warrant Securities, or the Warrant Securities underlying the unexercised portion of this Warrant in accordance with this subsection (a). Upon the delivery of such a written request within the specified time, the Company shall be obligated to include in its contemplated registration statement or offering statement all information necessary or advisable to register or qualify the Warrant, Warrant Securities or Warrant Securities underlying the unexercised portion of this Warrant for a public offering, if the Company does file the contemplated registration statement or offering statement; provided, however, that neither the delivery of the notice by the Company nor the delivery of a request by a Holder or by a holder of Warrant Securities shall in any way obligate the Company to file a registration statement or offering statement. Furthermore, notwithstanding the filing of a registration statement or offering statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement or offering statement relates, other than the Warrant, Warrant Securities and Warrant Securities underlying the unexercised portion of this Warrant.

     The Company shall comply with the requirements of this subsection (a) and the related requirements of subsection (g) at its own expense. That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Company, and miscellaneous expenses directly related to the registration statement or offering statement and the offering. However, this expense shall not include the portion of any underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the offer and sale of the Warrant, Warrant Securities and the Warrant Securities underlying the unexercised portion of this Warrant, all of which expenses shall be borne by the Holder or Holders of this Warrant and the holders of the Warrant Securities registered or qualified.

     (b) In addition to the rights described in subsection (a), upon the written request of a majority holder, as defined in subsection (h) below (the "Majority Holder"), made at any time after ____________________, but before ____________________ (five years from the Effective Date), the Company shall file within 90 days of such written request a registration statement or Regulation A Offering Statement pursuant to the Act, and all necessary amendments thereto, to register or qualify the Warrant, Warrant Securities and the Warrant Securities underlying the unexercised portion of this Warrant. No additional securities shall be included in such registration statement or Offering Statement without the written consent of the Majority Holder. The Company may use the Regulation A exemption if available, but the Company must file a registration statement if the securities that are to be covered cannot be sold pursuant to Regulation A because of the limitations applicable to the use of the Regulation A exemption. The Company agrees to use its best efforts to cause this registration or qualification to become effective as promptly as practicable, and its officers, directors, consultants, auditors and counsel shall cooperate in all matters necessary or advisable to pursue this objective. All of the expenses of this registration or qualification shall be borne by the Company, including, but not limited to, legal, accounting, consulting, printing, filing and NASD fees, out-of-pocket expenses incurred by counsel, accountants, and consultants retained by the Company and miscellaneous expenses directly related to the registration statement or offering statement and the offering, and the underwriter's accountable and nonaccountable expense allowances and fees; but the Company shall not pay any brokerage fees, commissions or underwriting discounts except to the extent they are attributable to other securities that the Company has been permitted to register or qualify or to offer in conjunction with the registration and qualification of the Warrant, Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant. The Majority Holder shall be entitled to exercise the rights described in this subsection (b) one time only.

     Within 10 days after the delivery by the Majority Holder to the Company of the notice described above, the Company shall deliver written notice to all other Holders of this Warrant and holders of the Warrant Securities, if any, advising them that the Company is proceeding with a registration statement or offering statement and offering them the right to include the Warrant and Warrant Securities of those Holders or holders therein. If any Holder of a Warrant and Warrant Securities delivers written acceptance of that offer to the Company within 30 days after the delivery of the Company's notice, the Company shall be obligated to include that holder's Warrant and that holder's Warrant Securities in the contemplated registration statement or offering statement.

     (c) In the event that the Company registers or qualifies the Warrant, Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant pursuant to subsections (a) or (b) above, the Company shall include in the registration statement or qualification, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the Warrant, Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant. As used in subsections (a) and (b) of this
Section 8, reference to the Company's securities shall include, but not be limited to, any class or type of the Company's securities or the securities of any of the Company's subsidiaries or affiliates.

     (d) In addition to the registration rights described in subsections (a) and
(b) above, upon the written request of any Holder of this Warrant or any holder of Warrant Securities, the Company, as promptly as possible after delivery of such request, shall cooperate with the requesting Holder or holder in preparing and signing any registration statement or offering statement that the Holder or holder may desire to file in order to sell or transfer the Warrant and Warrant Securities. Within 10 days after the delivery of the written request described above, the Company shall deliver written notice to all other Holders of this

Warrant  and  holders  of Warrant  Securities,  if any,  advising  them that the
Company is proceeding with a registration statement or offering statement and that their Warrant and Warrant Securities will be included therein if they so desire and agree to pay their pro rata share of the cost of registration or qualification and provided that the Holder or holder delivers written notice to the Company of their desire to be included and their agreement to pay their pro rata share of the cost within 30 days after the delivery of the Company's notice to them. The Company will supply all information necessary or advisable for any such registration statements or offering statements; provided, however, that all the costs and expenses of such registration statements or offering statements shall be borne, in a manner proportionate to the number of securities for which they indicate a desire to register, by the Holders of this Warrant and the holders of Warrant Securities who seek the registration or qualification of their Warrant, Warrant Securities or Warrant Securities underlying the unexercised portion of their Warrant. In determining the amount of costs and expenses to be borne by those Holders or holders, the only costs and expenses of the Company to be included are the additional costs and expenses that would not have otherwise been incurred by the Company if those Holders or holders had not desired to file a registration statement or offering statement. As an example, and without limitation, audit fees would not be charged to those Holders or holders if or to the extent that the Company would have incurred the same audit fees for its year-end or other use in the absence of the registration statement or offering statement. The Holders or holders responsible for the costs and expenses shall reimburse the Company for those reimbursable costs and expenses reasonably incurred by the Company within 30 days after the initial effective date of the registration statement or qualification at issue.

     No other securities of the Company of any type shall be included in, be the subject of, or be publicly offered pursuant to any registration statement or offering statement filed within 180 days following the latest effective date of any registration statement or offering statement filed pursuant to this subsection (d) unless (i) the Company obtains the prior written consent of Rocky Mountain Securities & Investments, Inc. upon such terms and conditions as Rocky Mountain Securities & Investments, Inc. in its sole discretion may deem desirable, and (ii) the owners or holders of those other securities, including, without limitation, the Company, agree to bear an equitable portion, acceptable to Rocky Mountain Securities & Investments, Inc. of the costs and expenses of the registration statement or offering statement filed pursuant to this subsection (d).

     (e) As to each registration statement or offering statement, the Company's obligations contained in this Section 8 shall be conditioned upon a timely receipt by the Company in writing of the following:

     (i) Information as to the terms of the contemplated public offering furnished by and on behalf of each Holder or holder intending to make a public distribution of the Warrant, Warrant Securities or Warrant Securities underlying the unexercised portion of the Warrant; and

     (ii) Such other information as the Company may reasonably require from such Holders or holders, or any underwriter for any of them, for inclusion in the registration statement or offering statement.

     (f) In each instance in which the Company shall take any action to register or qualify the Warrant, Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant, if any, pursuant to this Section 8, the Company shall do the following:

     (i) supply to Rocky Mountain Securities & Investments, Inc., as the representative of the Holders of the Warrant and the holders of Warrant Securities whose Warrant and Warrant Securities are being registered or qualified, 2 manually signed copies of each registration statement or offering statement, and all amendments thereto, and a reasonable number of copies of the preliminary, final or other prospectus or offering circular, all prepared in conformity with the requirements of the Act and the rules and regulations promulgated thereunder, and such other documents as Rocky Mountain Securities & Investments, Inc. shall reasonably request;

    (ii) cooperate with respect to (A) all necessary or advisable actions relating to the preparation and the filing of any registration statements or offering statements, and all amendments thereto, arising from the provisions of this Section 8, (B) all reasonable efforts to establish an exemption from the provisions of the Act or any other federal or state securities statutes, (C) all necessary or advisable actions to register or qualify the public offering at issue pursuant to federal securities statutes and the state "blue sky" securities statutes of each jurisdiction that the Holders of the Warrant or holders of Warrant Securities shall reasonably request, and (D) all other necessary or advisable actions to enable the Holders of the Warrant and holders of the Warrant Securities to complete the contemplated disposition of their securities in each reasonably requested jurisdiction;

   (iii)  keep all registration  statements or offering statements to which this
          Section 8 applies, and all amendments thereto, effective under the Act for a period of at least 9 months after their initial effective date and cooperate with respect to all necessary or advisable actions to permit the completion of the public sale or other disposition of the securities subject to a registration statement or offering statement; and

    (iv) indemnify and hold harmless each Holder of the Warrant, each holder of Warrant Securities, and each underwriter within the meaning of the Act for each such Holder or holder, from and against all losses, claims, damages, and liabilities, including, but not limited to, any and all expenses reasonably incurred in investigating, preparing, defending or settling any claim, arising from or relating to (A) any untrue or alleged untrue statement of a material fact contained in any registration statement or offering statement to which this Section 8 applies, or (B) any omission or alleged omission to state a material fact necessary to make the statements contained in a registration statement or offering statement to which this Section 8 applies not misleading; provided, however, that the indemnification contained in this provision (iv) shall not apply if the untrue statement or omission, or alleged untrue statement or omission, was the result of information furnished in writing to the Company by the Holder, holder or underwriter seeking indemnification expressly for use in the registration statement or offering statement at issue. To the extent that the indemnification contained in this provision applies, the Company also shall indemnify and hold harmless each officer, director, employee, controlling person or agent of an indemnified Holder, holder or underwriter.

     (g) In each instance in which pursuant to this Section 8 the Company shall take any action to register or qualify the Warrant, Warrant Securities or the Warrant Securities underlying the unexercised portion of this Warrant, prior to the effective date of any registration statement or offering statement, the Company and each Holder or holder of Warrants or Warrant Securities being registered or qualified shall enter into reciprocal indemnification agreements, in the form customarily used by reputable investment bankers with respect to public offerings of securities, containing substantially the same terms as described in subsection (f)(iv) above. These indemnification agreements also shall contain an agreement by the Holder or shareholder at issue to indemnify and hold harmless the Company, its officers, directors from and against any and all losses, claims, damages and liabilities, including, but not limited to, all expenses reasonably incurred in investigating, preparing, defending or settling any claim, directly resulting from any untrue statements of material facts, or omissions to state a material fact necessary to make a statement not misleading, contained in a registration statement or offering statement to which this Section 8 applies, if, and only if, the untrue statement or omission directly resulted from information provided in writing to the Company by the indemnifying Holder or shareholder expressly for use in the registration statement or offering statement at issue.

     (h) The term "Majority Holder" as used in this Section 8 shall include any Holder, any holder of Warrant Securities, or any combination of Holders and such holders of Warrant Securities, if they hold, in the aggregate, unexercised Warrants plus issued and outstanding Warrant Securities equal to more than 50% of the total of (i) all Warrant Securities issued and outstanding as a result of the exercise of the Warrant, and (ii) all Warrant Securities that may at that time be purchased by exercising the unexercised portion of the Warrant. For purposes hereof, a Warrant entitling the Holder to purchase more than one share shall be deemed to hold Warrants equal to the number of shares which may be acquired pursuant to any such Warrant.

     (i) For purposes of subsection (f)(i) above, by the receipt of this Warrant or any Warrant Securities, all Holders and all holders of Warrant Securities acknowledge and agree that Rocky Mountain Securities & Investments, Inc. is and shall be their representative.

     (j) The Company's obligations described in this Section 8 shall continue in full force and effect regardless of the exercise, surrender, cancellation or expiration of this Warrant.

     9. Transfer to Comply With the Securities Act of 1933.

     (a) This Warrant, the Warrant Securities, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Securities Act of 1933, as amended (the "Act"), and except in compliance with all applicable state securities statutes.

     (b) The Company may cause the following legend, or its equivalent, to be set forth on each certificate representing the Warrant Securities, or any other security issued or issuable upon exercise of this Warrant, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public pursuant to Section 8 above:

         "The shares represented by this Certificate have not been registered under the Securities Act of 1933 ("the Act") and are 'restricted securities' as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

     10. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a share of any security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the current market value of that share. The current market value shall be determined as follows:

         (i) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or listed on the National Association of Securities Dealers National Market System, the current value shall be the last reported sale price of that security on such exchange or system on the last business day prior to the date of the applicable exercise of this Warrant or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

         (ii) if the security at issue is not so listed or admitted to unlisted trading privileges, the current market value shall be the average of the last reported highest bid and lowest asked prices quoted on the National Association of Securities Dealers Automated Quotations System or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day of the applicable exercise of this Warrant; or

         (iii) if the security at issue is not so listed or admitted to unlisted trading privileges and bid and asked prices are not reported, the current market value shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company, subject to the objection and arbitration procedure as described in Section 5 above.

     11. Rights of the Holder. The Holder shall not be entitled to any rights as a shareholder in the Company by reason of this Warrant, either at law or equity, except as specifically provided for herein. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company.

     12. Charges Due Upon Exercise. The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Warrant or the issue or delivery of Warrant Securities upon the exercise of this Warrant.

     13. Warrant Securities to be Fully Paid. The Company covenants that all Warrant Securities that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

     14. Notices. All notices, certificates, requests, or other similar items provided for in this Warrant shall be in writing and shall be personally delivered or deposited in the United States mail, postage prepaid, addressed to the respective party as indicated in the portions of this Warrant preceding
Section 1. All notices shall be deemed to be delivered upon personal delivery or upon the expiration of 3 business days following deposit in the United States mail, postage prepaid. The addresses of the parties may be changed, and addresses of other Holders and holders of Warrant Securities may be specified, by written notice delivered pursuant to this Section 14. The Company's principal office shall be deemed to be the address provided pursuant to this Section for the delivery of notices to the Company.

     15. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado, and courts located in Colorado shall have exclusive jurisdiction over all disputes arising hereunder.

     16. Arbitration. The Company and the Holder, and by receipt of this Warrant or any Warrant Securities, all subsequent Holders or holders of Warrant Securities, agree to submit all controversies, claims, disputes and matters of difference with respect to this Warrant, including, without limitation, the application of this Section 16 to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Colorado courts of general jurisdiction or any other provisions of Colorado law then in force, those Colorado rules and provisions shall govern. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Colorado. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

     17. Miscellaneous Provisions.

     (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Securities and the exercise of this Warrant in full shall not terminate the provisions of this Warrant as it relates to holders of Warrant Securities.

     (b) If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

     (c) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought.

     (d) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

     (e) The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

     (f) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

DOUBLE EAGLE PETROLEUM AND MINING CO.
ATTEST:



By                                        By
   ------------------------------------       ---------------------------------
                  , Secretary                  Stephen H. Hollis, President



By
   ------------------------------------
    Dr. Richard B. Laudon, Chairman

                                    EXHIBIT A
                               NOTICE OF EXERCISE

(To be executed by a Holder desiring to exercise the right to purchase Units pursuant to a Warrant.)

     The undersigned Holder of a Warrant hereby

          (a) irrevocably elects to exercise the Warrant to the extent of purchasing _______________ Units;

          (b) makes payment in full of the aggregate Exercise Price for those Units in the amount of $_________________ by the delivery of certified funds or a bank cashier's check in the amount of $_________________;

          (c) requests that certificates evidencing the securities underlying such Units be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:


              ----------------------------------------------------

              ----------------------------------------------------

              ----------------------------------------------------
                   (Name and address of person other than the
              undersigned in whose name Units are to be registered)

          (d) requests, if the number of Units purchased are not all the Units purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Units purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.



Dated:
      -----------------------               -----------------------------------
                                            Signature
                                            (This  signature must conform in all
                                            respects  to the name of the  Holder
                                            as  specified  on  the  fact  of the
                                            Warrant.)

--------------------------------
Social Security Number                      -----------------------------------
or Employer ID Number                       Printed Name

                                  Address:
                                            ------------------------------------

                                            ------------------------------------
                                       15

                                    EXHIBIT B
                                 ASSIGNMENT FORM


FOR VALUE RECEIVED, the undersigned, , hereby sells, assigns and transfers unto:

Name:
      -------------------------------------------------------------------------
                     (Please type or print in block letters)

Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

the right to purchase _________________ Units of Double Eagle Petroleum and Mining Co. (the "Company") pursuant to the terms and conditions of the Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and (ii) if there are rights to purchase Units remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant evidencing the right to purchase the number of Units remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Units purchasable, the new Warrants to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Warrant. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints ........................
as the undersigned's attorney-in-fact to transfer the Warrants and the rights thereunder on the books of the Company with full power of substitution for these purposes.


Dated:
      --------------------------------     ------------------------------------
                                            Signature
                                            (This  signature must conform in all
                                            respects  to the name of the  Holder
                                            as  specified  on  the  fact  of the
                                            Warrant.)


                                            -----------------------------------
                                            Printed Name

                                  Address:
                                            -----------------------------------

                                            -----------------------------------


                                       16